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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: January 7, 2000


                           EAGLE USA AIRFREIGHT, INC.
             (Exact name of registrant as specified in its charter)



        0-27288                        TEXAS                     76-0094895
(Commission File Number)    (State or other jurisdiction        (IRS Employer
                                  of incorporation)          Identification No.)


           15350 VICKERY DRIVE
              HOUSTON, TEXAS                                    77032
  (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (281) 618-3100

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         On January 7, 2000, Eagle USA Airfreight, Inc. (the "Company") completed the acquisition of Commercial Transport International (Canada) Ltd. ("CTI") and Fastair Cargo Systems Ltd. ("Fastair"). Fastair is a leading forwarder in the intra-Canada freight forwarding market. CTI, its sister company, primarily serves the international freight forwarding market with offices coast-to- coast throughout Canada. CTI and Fastair were privately-held, under common control and have eight locations in Canada. Both companies are based in Toronto, Canada. The acquired operations will be integrated with the Company's existing Canadian operations.

         On December 14, 1999, the Company entered into a Stock Purchase Agreement (the "CTM-Ontco Stock Purchase Agreement") with Eagle Canada Airfreight, Inc., an Ontario, Canada corporation ("Buyer"), and Ajay Virmani, individually and in his capacity as trustee, Raymon Lord, Christopher Ralphs and Dan Mills (each a "Seller" and collectively, the "Sellers") whereby the Buyer would acquire directly or indirectly from the Sellers all of the issued and outstanding capital stock of Commercial Transport Management Ltd., an Ontario, Canada corporation ("CTM"), and 1215650 Ontario Limited, an Ontario, Canada corporation ("Ontco"). Prior to the closing, CTM and Ontco effected an amalgamation to form a new entity that was purchased by the Company and which owns all of the outstanding shares of Fastair.

         Also on December 14, 1999, the Company entered into a Stock Purchase Agreement (the "CTI Stock Purchase Agreement" and together with the CTM-Ontco Stock Purchase Agreement, the "Stock Purchase Agreements") with the Buyer, CTM and Ajay Virmani, Christopher Ralphs and Raymon Lord whereby the Buyer would acquire directly or indirectly from CTM all of the issued and outstanding shares of CTI (together with CTM and Ontco, the "Acquired Entities").

         The consideration under the CTM-Ontco Stock Purchase Agreement was comprised of (i) Cdn.$27,960,000 paid at the closing of the transactions thereunder, (ii) Cdn.$7,200,000 to be paid in three equal installments of Cdn.$2,400,000 on each of the first three anniversaries of such closing, and
(iii) an additional contingent amount of up to Cdn. $11,500,000 made in three payments to be paid in cash and shares of the Company's common stock, based upon the achievement of certain targets as provided in the CTM-Ontco Stock Purchase Agreement relating to, among other things, the growth in earnings before interest, income taxes, depreciation and amortization of the combined operations of the Acquired Entities and the Company's Canadian operations. The consideration under the CTM-Ontco Stock Purchase Agreement was determined by negotiations between the Company and the Sellers. There was no material relationship between the Company and the Sellers prior to the transactions under the CTM-Ontco Stock Purchase Agreement.

         The consideration under the CTI Stock Purchase Agreement was Cdn.$3,500,000 paid at the closing thereunder. The consideration under the CTI Stock Purchase Agreement was determined by negotiations between the Company and CTM. There was no material relationship between the Company and CTM prior to the transactions under the CTI Stock Purchase Agreement.

         The Company's source of funds for the payments made at closing was cash and cash equivalents on hand. The payments made by the Company at the closing totaled U.S. $21,320,000.



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          The foregoing description of the Stock Purchase Agreements is qualified in its entirety by reference to the Stock Purchase Agreements, copies of which are attached as exhibits hereto and are incorporated by reference herein in their entirety.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         99.1 Stock Purchase Agreement, dated as of December 14, 1999, between the Company, Buyer and the Sellers.

         99.2 Stock Purchase Agreement, dated as of December 14, 1999, between the Company, Buyer, CTM and Ajay Virmani, Christopher Ralphs and Raymon Lord.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            EAGLE USA AIRFREIGHT, INC.


                                            By: /s/ ELIJIO V. SERRANO
                                               ---------------------------------
                                                    Elijio V. Serrano
                                                    Chief Financial Officer


Date: January 18, 2000



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------
 99.1             Stock Purchase Agreement, dated as of December 14, 1999,
                  between the Company, Buyer and the Sellers.

 99.2 Stock Purchase Agreement, dated as of December 14, 1999, between the Company, Buyer, CTM and Ajay Virmani, Christopher
                  Ralphs and Raymon Lord.